UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 14, 2011

______________

ECOSPHERE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

______________

Delaware	000-25663	20-3502861
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3515 S.E Lionel Terrace, Stuart, FL 34997
(Address of Principal Executive Office) (Zip Code)

(772) 287-4846
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2011, in recognition of his performance during 2011, the Board of Directors of Ecosphere Technologies, Inc. (the “Company”) awarded Dennis McGuire, the Company’s Chief Technology Officer, a cash bonus of $270,000.  The bonus will be paid when the Company has the cash available.

Item 5.07.   Submission of Matters to a Vote of Security Holders.

On December 15, 2011, the Company held its 2012 Annual Shareholders Meeting (the “Meeting”).   At the Meeting, the shareholders approved all of the proposals.  The final results are below.
Proposal
	For	Withheld	Broker Non-Votes
(1) To elect the following as directors:
Charles Vinick	38,347,785	4,245,735	73,899,409
Joe Allbaugh	36,022,166	6,571,354	73,899,409
Gene Davis	37,159,776	5,433,744	73,899,409
Michael Donn, Sr.	37,352,366	5,241,154	73,899,409
D. Stephen Keating	36,494,841	6,098,679	73,899,409

	For	Against	Abstain	Broker Non-Votes
(2) To approve an advisory resolution on executive compensation.	36,017,632	6,170,707	405,181	73,899,409

	1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
(3) To approve an advisory vote on the frequency of the advisory vote on executive compensation.	11,540,060	606,462	29,882,482	504,516	73,899,409

	For	Against	Abstain	Broker Non-Votes
(4) To ratify the appointment of our independent registered public accounting firm for 2012.	105,215,451	8,809,355	2,468,123	N/A

Based on the Board of Directors’ recommendation in the Proxy Statement and the voting results with respect to the advisory vote on the frequency of the advisory vote on executive compensation, the Board of Directors resolved that the Company will hold an advisory vote on executive compensation every three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ECOSPHERE TECHNOLOGIES, INC.

By:	/s/ Charles Vinick
Charles Vinick Chief Executive Officer

Date:  December 16, 2011